Exhibit 99.1

SIGNET JEWELERS REPORTS FISCAL 2020 HOLIDAY SEASON SALES
HAMILTON, Bermuda, January 16, 2020 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world's largest retailer of diamond jewelry, today announced its sales for the 9 weeks ended January 4, 2020 (“Holiday Season”).
Holiday Season Sales

•	Same store sales up 1.6% with North America same store sales up 2.0%

•	eCommerce sales up 13.5% and brick and mortar same store sales down 0.2%
Fiscal 2020 Guidance

•	Raising same store sales to up 0.1% with sales of $6.1 billion

•	Raising Fiscal 2020 GAAP operating income to $179 - $189 million and non-GAAP operating income to $302 - $307 million[3]

•	Raising Fiscal 2020 GAAP diluted EPS to $1.70 - $1.86 and non-GAAP diluted EPS to $3.61 - $3.69[3]
Fourth Quarter Fiscal 2020 Guidance

•	Raising same store sales to up 1.1% with sales of $2.12 billion

•	Raising Q4 GAAP operating income to $244 - $254 million and non-GAAP operating income to $254 - $259 million[3]

•	Raising Q4 GAAP diluted EPS to $3.42- $3.56 and non-GAAP diluted EPS to $3.44 - $3.52[3]

Virginia C. Drosos, Chief Executive Officer, commented, “We delivered holiday same store sales growth ahead of our guidance as we continued to implement year two of our Path to Brilliance transformation. Product newness, investments in our digital capabilities, and more targeted marketing campaigns drove both eCommerce and brick and mortar growth in North America. I would like to sincerely thank our 30,000 team members, whose dedication and customer focus enabled our strong execution this holiday season and positive revision to our Fiscal 2020 guidance.”

	Change from previous year
Holiday Season Fiscal 2020	Same store sales[1]	Non-same store sales, net	Total sales at constant exchange rate	Exchange translation impact	Total sales as reported	Total sales (in millions)
Kay	0.2%	(2.0)%	(1.8)%	na	(1.8)%	$713.6
Zales	5.4%	(1.8)%	3.6%	na	3.6%	$411.9
Jared	(3.5)%	(2.4)%	(5.9)%	na	(5.9)%	$304.9
Piercing Pagoda	6.9%	0.3%	7.2%	na	7.2%	$88.3
James Allen	26.9%	—%	26.9%	na	26.9%	$64.1
Peoples	4.5%	(2.0)%	2.5%	1.3%	3.8%	$66.3
Regional banners	(10.4)%	(44.3)%	(54.7)%	—%	(54.7)%	$10.2
North America segment	2.0%	(2.5)%	(0.5)%	—%	(0.5)%	$1,659.3
International segment	(3.1)%	(3.5)%	(6.6)%	2.2%	(4.4)%	$149.5
Other (2)	na	(25.2)%	(25.2)%	—%	(25.2)%	$8.6
Signet	1.6%	(2.8)%	(1.2)%	0.2%	(1.0)%	$1,817.4
(1) Same store sales include physical store sales and eCommerce sales.
(2) Includes sales from Signet’s diamond sourcing initiative.
(3) See non-GAAP reconciliation page and see financial guidance assumptions, including possible litigation settlement assumptions.

Holiday Season Fiscal 2020 Sales Highlights:
Total same store sales performance grew 1.6% year over year. eCommerce sales were $252.3 million, up 13.5% year over year. Brick and mortar same store sales declined 0.2%.

Payment plan participation rate, including both credit and leasing sales, decreased year over year.

By operating segment:
North America

•	Same store sales increased 2.0%. Transactions grew in the holiday season and average transaction value was flat.

•	eCommerce sales grew 13.3% and brick and mortar sales grew 0.4% on a same store sales basis.

•	Bridal and Fashion category sales grew on a same store sales basis reflecting strengthened product newness. The Other category, predominately beads, and Watches declined.
International

•
International same store sales decreased 3.1%. eCommerce sales grew 15.8% and brick and mortar sales declined 6.0% on a same store sales basis. Sales declined across categories and continued to reflect a difficult operating environment in the UK.

Impact of Adoption of ASU No. 2016-13 Financial Instruments - Credit Losses  (Topic 326): Measurement of Credit Losses on Financial Instruments
The Company will adopt ASU No. 2016-13 for periods beginning February 2, 2020. The Company does not expect the adoption of this standard to have a material impact to its financial position or results of operations. The adoption of ASU No. 2016-13 has no impact on revenue share income or fees paid under the company's third party credit outsourcing agreements.

Financial Guidance:

Fiscal 2020	Current Guidance	Prior Guidance
Same store sales	up 0.1%	down 1.7% - down 1.0%
Total sales	$6.1 billion	$6.01 billion - $6.05 billion
GAAP operating income	$179 million - $189 million	$147 million - $167 million
Non-GAAP operating income	$302 million - $307 million	$270 million - $280 million
GAAP diluted EPS	$1.70 - $1.86	$1.21 - $1.52
Non-GAAP diluted EPS	$3.61 - $3.69	$3.11 - $3.29
Share count	51.8 million	51.8 million
GAAP tax rate	18.8% - 19.3%	17.0% - 18.3%
Non-GAAP tax rate	17.1% - 17.3%	15.9% - 16.3%
Capital expenditures	$135 million - $145 million	$135 million - $150 million
Net selling square footage	down approximately 2.7%	down 2.5% - down 3.0%

The above Fiscal 2020 guidance reflects the following assumptions:

•	GAAP and non-GAAP operating profit and EPS guidance is inclusive of U.S List 4 tariff impact enacted in September 2019 which are not expected to be material to Fiscal 2020 results.

•	Same store sales guidance includes an unfavorable impact of 25 bps related to a timing shift of service plan revenue recognized.

•	Expected unfavorable $190 million impact on revenues due to store closings.

•
Company plans to close approximately 165 stores in Fiscal 2020 and open 38 stores. This results in a higher net store reduction of 127 stores versus prior guidance of 115 net store reduction. Net selling square footage is now expected to decline approximately 2.7%.

•	Credit outsourcing is expected to have a positive year-over-year impact on operating profit.

•	Transformation program net savings goal increased to $80 million - $90 million versus prior guidance of $70 million - $80 million.

•	Pre-tax charges of $70 million - $75 million related to the transformation plan.

•	Interest expense of $37 million - $38 million versus prior guidance of $38 million - $40 million.

•	Non-GAAP EPS guidance of $3.61 - $3.69 excludes restructuring charges associated with the transformation plan, goodwill impairment charges and gain on early extinguishment of debt.

Q4 Fiscal 2020	Current Guidance	Prior Guidance
Same store sales	up 1.1%	down 4.0% - down 2.0%
Total sales	$2.12 billion	$2.03 billion - $2.07 billion
GAAP operating income	$244 million - $254 million	$212 million - $232 million
Non-GAAP operating income	$254 million - $259 million	$222 million - $232 million
GAAP diluted EPS	$3.42 - $3.56	$2.99 - $3.26
Non-GAAP diluted EPS	$3.44 - $3.52	$3.01 - $3.16
Share count	59.3 million	59.3 million
GAAP tax rate	13.5% - 14.1%	11.6% - 12.9%
Non-GAAP tax rate	16.4% - 16.7%	15.0% - 15.6%

The above Q4 Fiscal 2020 guidance reflects the following assumptions:

•	GAAP and non-GAAP operating profit and EPS guidance is inclusive of U.S List 4 tariff impact enacted in September 2019 which are not expected to be material to fourth quarter Fiscal 2020 results.

•	Expected unfavorable $55 million impact on revenues due to store closings.

•	Pre-tax charges of $5 million - $10 million related to the transformation plan.

•	Interest expense of $9 million - $10 million versus prior guidance of $10 million - $12 million.

•	GAAP and non-GAAP EPS guidance is calculated using net income before preferred dividend and applying fully diluted share count.

•	Non-GAAP EPS guidance of $3.44 - $3.52 excludes restructuring charges associated with the transformation plan.

Possible litigation settlement assumptions:

•
Guidance for Fiscal 2020 and Q4 Fiscal 2020 does not reflect the possible settlement of a previously disclosed litigation which, if it becomes probable, would not have a material adverse effect on our financial position. As part of settlement discussions, a mediator’s proposal which would include a company contribution was conditionally accepted by both parties, subject to a number of important contingencies, including approvals. There is no assurance that the proposed settlement will be consummated.  If the possible settlement becomes probable, GAAP guidance would be impacted. There would be no impact on non-GAAP guidance.

Quarterly Dividend:

Signet's Board of Directors declared a quarterly cash dividend of $0.37 per share for the fourth quarter of Fiscal 2020, payable on February 28, 2020 to shareholders of record on January 31, 2020, with an ex-dividend date of January 30, 2020.

About Signet and Safe Harbor Statement:
Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,300 stores primarily under the name brands of Kay Jewelers, Zales, Jared, H.Samuel, Ernest Jones, Peoples, Piercing Pagoda, and JamesAllen.com. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com, www.pagoda.com, and www.jamesallen.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies, the industry in which Signet operates, the use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties which could cause the actual results to not be realized, including, but not limited to: risks relating to the outcome of pending litigation; market conditions, or other factors that relate to us, including our ability to implement Signet's transformation initiative; the effect of US federal tax reform and adjustments relating to such impact on the completion of our quarterly and year-end financial statements; changes in interpretation or assumptions, and/or updated regulatory guidance regarding the US federal tax reform; our ability to achieve the benefits related to the outsourcing of the credit portfolio sale due to technology disruptions, future financial results and operating results and/or disruptions arising from changes to or termination of the non-prime outsourcing agreement requiring transition to alternative arrangements through other providers or alternative payment options; operating results; deterioration in the performance of individual businesses or of the company's market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, including tax consequences related thereto, especially in view of the company’s recent market valuation; our ability to successfully integrate Zale Corporation and R2Net’s operations and to realize synergies from the Zale and R2Net transactions; general economic conditions; potential regulatory changes, global economic conditions or other developments related to the United Kingdom’s announced intention to negotiate a formal exit from the European Union; a decline in consumer spending or deterioration in consumer financial position; the merchandising, pricing and inventory policies followed by Signet; Signet’s relationships with suppliers and ability to obtain merchandise that customers wish to purchase; the failure to adequately address the List 4 tariff impact and or imposition of additional duties, tariffs, taxes and other charges or other barriers to trade or impacts from trade relations; the reputation of Signet and its banners; the level of competition and promotional activity in the jewelry sector; the cost and availability of diamonds, gold and other precious metals; changes in the supply and consumer acceptance of gem quality lab created diamonds; regulations relating to customer credit; seasonality of Signet’s business; the success of recent changes in Signet’s executive management team; the performance of and ability to recruit, train, motivate and retain qualified sales associates; the impact of weather-related incidents on Signet’s business, financial market risks; exchange rate fluctuations; changes in Signet’s credit rating; changes in consumer attitudes regarding jewelry; management of social, ethical and environmental risks; the development and maintenance of Signet’s OmniChannel retailing; the ability to optimize Signet’s real estate footprint; security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems; changes in assumptions used in making accounting estimates relating to items such as credit outsourcing fees, extended service plans and pensions; risks related to Signet being a Bermuda corporation; the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors; Signet’s ability to protect its intellectual property; changes in taxation benefits, rules or practices in the US and jurisdictions in which Signet’s subsidiaries are incorporated, including developments related to the tax treatment of companies engaged in Internet commerce; and an adverse development in legal or regulatory proceedings or tax matters, any new regulatory initiatives or investigations, and ongoing compliance with regulations and any consent orders or other legal or regulatory decisions.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” and "Forward-Looking Statements" sections of Signet’s Fiscal 2019 Annual Report on Form 10-K filed with the SEC on April 3, 2019 and quarterly reports on Form 10-Q and the "Safe Harbor Statements" in current reports on Form 8-K filed with the SEC. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:
Randi Abada
SVP Corporate Finance Strategy & Investor Relations
+1 330 668 3489
randi.abada@signetjewelers.com

Media:
Colleen Rooney
Chief Communications Officer
+1 330 668 5932
colleen.rooney@signetjewelers.com

David Bouffard
VP Corporate Affairs
+1 330 668 5369
david.bouffard@signetjewelers.com

GAAP to Non-GAAP Reconciliations

The following information provides reconciliations of the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”) to presented non-GAAP financial measures. The company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating historical trends and current period performance. For these reasons, internal management reporting also includes non-GAAP measures. Items may be excluded from GAAP financial measures when the company believes this provides greater clarity to management and investors.

(in millions)	Q4 Fiscal 2020 Guidance Low End	Q4 Fiscal 2020 Guidance High End
Q4 2020 GAAP operating income	$244.0	$254.0
Charges related to transformation plan	10.0	5.0
Q4 2020 Non-GAAP operating income	$254.0	$259.0

	Q4 Fiscal 2020 Guidance Low End	Q4 Fiscal 2020 Guidance High End
Q4 2020 GAAP Diluted EPS	$3.42	$3.56
Charges related to transformation plan	0.16	0.08
Tax impact of items above	(0.04)	(0.02)
GAAP impact of annual tax expense	(0.10)	(0.10)
Q4 2020 Non-GAAP Diluted EPS	$3.44	$3.52

	Q4 Fiscal 2020 Guidance Low End	Q4 Fiscal 2020 Guidance High End
Q4 2020 GAAP effective tax rate	13.5%	14.1%
Charges related to transformation plan	0.5	0.2
GAAP impact of annual tax expense	2.4	2.4
Q4 2020 Non-GAAP effective tax rate	16.4%	16.7%

(in millions)	Fiscal 2020 Guidance Low End	Fiscal 2020 Guidance High End
2020 GAAP operating income	$179.0	$189.0
Charges related to transformation plan	75.0	70.0
Loss related to goodwill and intangible impairment	48.0	48.0
2020 Non-GAAP operating income	$302.0	$307.0

	Fiscal 2020 Guidance Low End	Fiscal 2020 Guidance High End
2020 GAAP Diluted EPS	$1.70	$1.86
Gain on early extinguishment of debt	(0.13)	(0.13)
Charges related to transformation plan	1.45	1.35
Loss related to goodwill and intangible impairment	0.92	0.92
Tax impact of items above	(0.33)	(0.31)
2020 Non-GAAP Diluted EPS	$3.61	$3.69

	Fiscal 2020 Guidance Low End	Fiscal 2020 Guidance High End
2020 GAAP effective tax rate	18.8%	19.3%
Gain on early extinguishment of debt	(0.2)	(0.2)
Charges related to transformation plan	2.8	2.4
Loss related to goodwill and intangible impairment	(4.3)	(4.2)
2020 Non-GAAP effective tax rate	17.1%	17.3%